Exhibit 10.3

EXECUTION COPY

PERFORMANCE UNDERTAKING AGREEMENT

dated as of July 13, 2016

made by

KELLOGG COMPANY,

as Parent,

in favor of

COÖPERATIEVE RABOBANK U.A., New York Branch,

as Administrative Agent

PERFORMANCE UNDERTAKING AGREEMENT

PERFORMANCE UNDERTAKING AGREEMENT, dated as of July 13, 2016 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), made by KELLOGG COMPANY, a Delaware corporation (the “Parent”), in favor of COÖPERATIEVE RABOBANK U.A, New York Branch, as administrative agent (together with its successors and assigned in such capacity, the “Administrative Agent”) under the Receivables Purchase Agreement (as defined below), for the benefit of itself and the Purchasers.

PRELIMINARY STATEMENTS.

1. Pursuant to that certain Receivables Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”), between Kellogg Sales Company, a Delaware corporation, as seller (the “Originator”), and Kellogg Funding Company, LLC, a Delaware limited liability company, as buyer (the “Buyer”), the Originator will, from time to time, sell certain Receivables and related rights and security (the “Purchased Assets”) to the Buyer.

2. Pursuant to that certain Receivables Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Buyer, as seller, Kellogg Business Services Company, a Delaware corporation, as Servicer (the “Servicer”), the Purchasers from time to time party thereto and the Administrative Agent, the Administrative Agent as agent for, and for the account of, the Purchasers may, in the discretion of the Purchasers from time to time purchase such Receivables and related rights and security from the Buyer, thereby providing funds to the Buyer for its purchase of the Purchased Assets from the Originator.

3. The Parent owns, directly or indirectly, all of the issued and outstanding capital stock, membership interests or other equity interests of the Originator, the Servicer and the Buyer. As used herein, the term “Guaranteed Party” means each of the Originator and the Servicer and any successors to either thereof.

4. It is a condition precedent to the effectiveness of the Receivables Purchase Agreement that the Parent shall have executed and delivered this Agreement.

5. Terms defined in either the Receivables Purchase Agreement or the Receivables Sale Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Receivables Purchase Agreement or the Receivables Sale Agreement, as applicable. In addition, this Agreement is to be interpreted and construed in accordance with the provisions set forth in Section 1.02 of the Receivables Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, and the substantial direct and indirect benefits to the Parent from the financing arrangements contemplated by the Receivables Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent hereby agrees as follows:

SECTION 1 Unconditional Undertaking.

(a) The Parent hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Administrative Agent and each Purchaser (collectively the “Indemnified Parties”) to cause the due and punctual payment, performance and observance by each Guaranteed Party, and each of their respective successors and assigns, of each Guaranteed Party’s terms, covenants, conditions, agreements, undertakings and obligations contained in the Receivables Purchase Agreement and each other Transaction Document, including, without limitation, any agreement or obligation of any such party to pay any indemnity or make any payment in respect of any applicable dilution adjustment or purchase or repurchase obligation under the Receivables Purchase Agreement or any other Transaction Document (all such terms, covenants, conditions, agreements, undertakings and obligations on the part of any of the Guaranteed Parties, to be paid, performed or observed, and including without limitation, obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding, in each case whether or not allowed as a claim in such proceeding, being collectively called the “Guaranteed Obligations”) and undertakes and agrees to pay on demand any and all expenses (including reasonable counsel fees and expenses) incurred by the Indemnified Parties, or any of them, in enforcing any rights under this Agreement. As a separate, additional and independent obligation, the Parent agrees to indemnify and hold harmless each Indemnified Party on first demand from and against any cost, claim, loss, expense (including legal fees) or liability which such Indemnified Party sustains or incurs as a consequence of the failure of Guarantor to perform any of its obligations under or pursuant to this Agreement. The Parent hereby agrees that if any Guaranteed Party shall fail in any manner whatsoever to pay, perform or observe any of its Guaranteed Obligations when the same shall be required to be paid, performed or observed, then the Parent shall duly and punctually pay, perform or observe, or cause to be duly and punctually paid, performed and observed, such Guaranteed Obligation, and it shall not be a condition to the accrual of the obligation of the Parent hereunder to pay, perform or observe any Guaranteed Obligation (or to cause the same to be paid, performed or observed) that any Indemnified Party shall have first made any request of or demand upon or given any notice to any of Guaranteed Parties or any of their successors or assigns, or have instituted any action or proceeding against any of the Guaranteed Parties or any of their successors or assigns in respect thereof.

(b) For the avoidance of doubt, this Agreement is not a guarantee of the ultimate collection of any of the Receivables, and the Parent shall not be responsible for any inability to collect any Receivable or any claim under the Insurance Policy due to the insolvency, bankruptcy or lack of creditworthiness of the related Obligor thereunder or of any Credit Insurer thereunder, respectively.

SECTION 2 Obligations Absolute.

The Parent undertakes and agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Transaction Documents and each other document delivered in connection therewith, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Indemnified Party with respect thereto. The obligations of the Parent under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Agreement, irrespective of whether any action is brought against the any of the Guaranteed Parties or whether any of the Guaranteed Parties is joined in any such action or actions. The liability of the Parent under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and, to the extent permitted by Law, the Parent hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of the Guaranteed Obligations or any Receivables or any Related Security, or of any Transaction Document or any other document relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations under the Transaction Documents or any other document relating thereto, or any other amendment or waiver of or any consent to departure from any Transaction Document or any other document relating thereto;

(c) any taking, exchange, release or nonperfection of or failure to transfer title to any asset or collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of any asset or collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any asset or collateral for all or any of the Guaranteed Obligations or any other obligations of any of the Guaranteed Parties under the Transaction Documents or any other document relating thereto;

(e) the insolvency, bankruptcy or reorganization of any of the Guaranteed Parties or any change, restructuring or termination of the structure or existence of any of the Guaranteed Parties;

(f) any failure of any Indemnified Party to disclose to the Parent any information relating to the financial condition, operations, properties or prospects of any of the Guaranteed Parties now or in the future known to such Indemnified Party (the Parent waiving any duty on the part of such Indemnified Party to disclose such information);

(g) any impossibility or impracticality of performance, illegality, any act of any government, or any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Indemnified Party that might constitute a defense available to, or a discharge of, the Guaranteed Parties or any other guarantor of the Guaranteed Obligations; or

(h) any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 2.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time (x) any payment in connection with any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Indemnified Party, or (y) any performance or observance of any Guaranteed Obligation is rescinded or otherwise invalidated, upon the insolvency, bankruptcy or reorganization of any of the Guaranteed Parties or otherwise, all as though payment had not been made or as though such Guaranteed Obligation had not been performed or observed.

Notwithstanding any other provision of this Agreement, the Parent shall not be liable for any Guaranteed Obligation to the extent the related Guaranteed Party would not be liable therefor solely as a result of the gross negligence, willful misconduct of or breach of the Transaction Documents by the related Indemnified Party.

SECTION 3 Waivers and Acknowledgments.

(a) To the extent permitted by applicable Law, the Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any other document related thereto, and any requirement that any Indemnified Party protect, secure, perfect or insure any Adverse Claim or any property subject thereto or exhaust any right or take any action against any of the Guaranteed Parties or any other Person or any asset or collateral.

(b) The Parent hereby waives any right to revoke this Agreement, and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. Without limiting the foregoing, the Parent hereby agrees that the validity and enforceability of this Agreement, including without limitation, the provisions of Section 4, shall not be impaired or affected by any of the following, in each case without notice or demand to the Parent: (i) any renewal, compromise, extension, acceleration or other change the time for payment of, all or any part of the Transaction Documents or the Guaranteed Obligations; (ii) any change of any of the representations, covenants, termination events or any other terms or conditions of or pertaining to the Transaction Documents or the Guaranteed Obligations; (iii) taking or holding security for the payment of the Guaranteed Obligations, for the performance of this Agreement or otherwise and exchange, enforce, waive, subordinate and release any such security; (iv) the application of any such security and direct the order or manner of sale thereof as the secured party in its reasonable discretion may determine; (v) obtaining additional or substitute endorsers or guarantors; (vi) exercising or refraining from exercising any rights against any Guaranteed Party or others; and (vii) the application any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations.

(c) The Parent hereby represents and warrants to the Administrative Agent (for the benefit of the Indemnified Parties) that it has adequate means to obtain from each Guaranteed Party on a continuing basis all information concerning the financial condition of such Guaranteed Party, and that the Parent is not relying on the Administrative Agent or any other Indemnified Party to provide such information either now or in the future.

SECTION 4 Subrogation and Subordination.

The Parent hereby agrees with the Administrative Agent (for the benefit of the Indemnified Parties) that it shall not exercise or assert any rights that it may now have or hereafter acquire against any of the Guaranteed Parties that arise from the existence, payment, performance or enforcement of its obligations under this Agreement or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of any Indemnified Party against any Guaranteed Party or any asset or collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, or any right to take or receive from any Guaranteed Party, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until both (i) all Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full and (ii) the Final Date shall have occurred.

SECTION 5 Representations and Warranties.

The Parent hereby represents and warrants to the Administrative Agent and each other Indemnified Party, on and as of the date hereof and on and as of the date each Receivable is transferred under the Receivables Sale Agreement, as follows:

(a) The Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Parent is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect. The Parent has the corporate power (i) to execute this Agreement and the other Transaction Documents to which it is a party and any other documentation relating to this Agreement to which it is a party, (ii) to deliver this Agreement, such other Transaction Documents and any other documentation relating to this Agreement that it is required by this Agreement to deliver, and (iii) to perform its obligations under this Agreement and such other Transaction Documents and has taken all necessary corporate action to authorize that execution, delivery and performance.

(b) The execution, delivery and performance referred to in Section (a) do not violate or conflict with any Law applicable to the Parent, any provision of its constitutional documents, any order or judgment of any court or other Government Authority applicable to the Parent or any of its assets or any contractual restriction binding on the Parent or any of its assets, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(c) This Agreement has been, and each other Transaction Document to which the Parent is a party when delivered will have been, duly executed and delivered by the Parent. The Parent’s obligations under this Agreement and the other Transaction Documents to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) There are no actions, suits or proceedings pending, or to its Actual Knowledge, threatened, against the Parent or any of its properties, in or before any court, arbitrator or other body, that would reasonably be expected to have a Material Adverse Effect.

(e) Except as has been waived or otherwise cured, (i) no Facility Termination Event has occurred and is continuing and (ii) to its Actual Knowledge, no Potential Facility Termination Event has occurred and is continuing.

(f) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for its due execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the performance of its obligations hereunder, except as would not reasonably be expected to have a Material Adverse Effect.

(g) Except as would not reasonably be expected to have a Material Adverse Effect, it has obtained all governmental and other licenses, authorizations, permits, consents, contracts and other approvals (if any) that are required by it in connection with its business.

(h) The information furnished by the Parent to any Financing Party in connection with any Financing Party’s pre-Closing Date audit, and all information hereafter furnished by the Parent to any Financing Party hereunder taken as a whole is and will be, to the Actual Knowledge of the Parent, true and correct in all material respects as of the date such information is stated or certified, and does not and will not, to the Actual Knowledge of the Parent, contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

(i) The Parent is not entering into the Transaction Documents or the transactions contemplated thereby with a view to, or the intention of, fraudulently or misleadingly distorting the financial position or results of operations of such Company Party as they may be disclosed to the public, or otherwise as any scheme or artifice (or any part of any scheme or artifice) described in Section 807 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sec. 1348).

(j) This Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby are permitted under Sections 6.01 and 6.02 of the Revolver.

(k) The Parent has implemented and maintains in effect policies and procedures designed to provide for compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and their respective directors, officers and employees and, to the Actual Knowledge of the Parent, their respective authorized agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (i) the Parent, its Subsidiaries or, to the Actual Knowledge of any the Parent, any of their respective directors, officers or employees, or (ii) to the Actual Knowledge of the Parent, any agent of such the Parent or its Subsidiaries that will act in any capacity in connection with or benefit from the transactions contemplated by the Transaction Documents, is a Sanctioned Person.

(l) The Parent has heretofore furnished to each Financing Party (i) the consolidated balance sheet of the Parent and its Subsidiaries and the related consolidated statements of earnings, shareholders’ equity and cash flows of the Parent and its Subsidiaries and accompanying notes thereto as at January 2, 2016, and for the fiscal year then ended, which financial statements are accompanied by the report of PricewaterhouseCoopers LLP, and (ii) the consolidated balance sheet of the Parent and its Subsidiaries and the related consolidated statements of earnings, shareholders’ equity and cash flows of the Parent and its Subsidiaries as at April 2, 2016, and for the fiscal quarter then ended. All of the foregoing financial statements fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as of such dates and their consolidated results of operations, shareholders’ equity and cash flows for the periods then ended in conformity with GAAP, subject, in the case of the April 2, 2016, financial statements, to normal year-end audit adjustments and the absence of footnotes.

(m) All of the issued and outstanding Equity Interests of each Guaranteed Party are beneficially owned by the Parent, directly or indirectly through wholly-owned Subsidiaries, free and clear of any material Adverse Claims.

SECTION 6 Covenants.

(a) The Parent shall furnish the following to the Administrative Agent and each Purchaser:

(i) within 120 days after the end of each fiscal year of the Parent, a copy of the Parent’s Form 10-K Report filed with the U.S. Securities and Exchange Commission, including a copy of the annual report of the Parent and the Subsidiaries for such year with accompanying financial statements, prepared by the Parent and certified by independent public accountants of recognized standing, in accordance with GAAP;

(ii) within 60 days after the end of each of the first three quarterly fiscal periods of the Parent, a copy of the Parent’s Form 10-Q Report filed with the U.S. Securities and Exchange Commission; and

(iii) such other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Parent and its Subsidiaries or the Receivables and the other Purchased Assets as the Buyer or any Financing Party may from time to time reasonably request.

(b) The Parent shall furnish the following to the Administrative Agent and each Purchaser:

(i) promptly upon having Actual Knowledge thereof, notice of any Facility Termination Event or Potential Facility Termination Event, together with a statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Company Parties;

(ii) promptly upon having Actual Knowledge thereof, notice of any ERISA Event, together with a statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Company Parties;

(iii) as soon as possible, and in any event within ten (10) Business Days of its having Actual Knowledge thereof, notice of (i) any litigation, action, suit, arbitration or other proceeding by or before any court or other Governmental Authority against the Parent or any of its Subsidiaries or related to the Receivables or other Purchased Assets that would reasonably be expected to have a Material Adverse Effect, and (ii) any material adverse development in any such previously disclosed litigation;

(iv) within five Business Days after the Parent has Actual Knowledge thereof, notice of any downgrade to any rating of the Index Debt by S&P or Moody’s; and

(v) as soon as possible, and in any event within ten (10) Business Days of its having Actual Knowledge thereof, notice of any “Change of Control” (as defined in the Revolver) or any merger or consolidation of the Parent with any other Person.

(c) The Parent shall preserve and maintain its corporate existence.

SECTION 7 Payments Free and Clear of Taxes, etc.

(a) All payments by or on account of any obligation of the Parent hereunder or under any other Transaction Document shall be made free from set-off or counterclaim, and without deduction or withholding for or on account of any Taxes other than Excluded Taxes unless the Parent is required by law to make any such deduction or withholding. If the Parent is required by law to deduct or withhold any such Taxes from or in respect of any sum so payable, then if such Tax is not an Excluded Tax (i) the sum payable shall be increased by the amount necessary to yield to the applicable Indemnified Party an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Parent shall make such deductions or withholdings, and (iii) the Parent shall pay the amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) The Parent will indemnify each Indemnified Party against (i) any Taxes other than Excluded Taxes imposed on such Indemnified Party which arise by reason of the execution, delivery, performance or enforcement of this Agreement, (ii) any Taxes other than any Excluded Taxes imposed on or with respect to a payment to such Indemnified Party hereunder and (iii) any Direct Taxes with respect hereto that are imposed by a Governmental Authority on such Indemnified Party or for which such Indemnified Party is otherwise required to pay. Each Indemnified Party will promptly notify the Parent of any event of which it has knowledge, which will entitle such Indemnified Party to compensation pursuant to this Section 7(b). Any notice claiming compensation under this Section 7(b) shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error.

(c) Each Indemnified Party agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 7 including, subject to applicable law, a change in the funding office of such Indemnified Party; provided, however, that nothing contained herein shall obligate any Indemnified Party to take any action that imposes on such Indemnified Party any additional costs or legal or regulatory burdens or would otherwise be disadvantageous to such Indemnified Party. The Parent hereby agrees to pay all reasonable costs and expenses incurred by any Indemnified Party in connection with any such change.

SECTION 8 Notices.

Unless otherwise expressly permitted or provided in this Agreement, all notices, requests, demands, directions, instructions, consents, approvals and other communications (collectively “notices”) under the provisions of this Agreement shall be effective only if in (a) a physical non-electronic writing or (b) electronic communication (“email”) promptly followed by delivery of a physical non-electronic writing, and shall be sent by first-class mail, first-class express mail or courier, or by email, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the office stated Annex I hereto or in accordance with the last unrevoked direction from such party to the other parties hereto.

SECTION 9 Amendments, Waivers, etc.

No amendment or waiver of any provision of this Agreement or consent to any departure by the Parent herefrom shall be effective unless in a writing signed by the Administrative Agent and the Required Purchasers (and, in the case of any amendment, also signed by the Parent), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on the Parent in any case shall entitle the Parent to any other or further notice or demand in similar or other circumstances.

SECTION 10 Successors and Assigns, etc.

This Agreement shall (a) be binding upon the Parent, its successors and assigns, and (b) inure to the benefit of, and be enforceable by, the Indemnified Parties and each of their respective successors and permitted transferees and assigns (which, to the extent not parties hereto, shall be third party beneficiaries of this Agreement); provided, however, that the Parent may not assign any of its rights or obligations or delegate any of its duties hereunder, except with the prior written consent of the Administrative Agent and each Purchaser. Without limiting the generality of clause (b) of the immediately preceding sentence, (i) any Purchaser may assign all or any of its Facility Amount, Funded Purchase Price and other rights and obligations under the Receivables Purchase Agreement in accordance with the terms thereof, and (ii) the Administrative Agent may be replaced pursuant to the provisions of the Receivables Purchase Agreement, and such assignee or such replacement Administrative Agent shall thereupon become vested with all the benefits in respect thereof granted to such Purchaser or the Administrative Agent, as the case may be, herein or otherwise.

SECTION 11 Continuing Agreement.

This Agreement is a continuing agreement and shall, subject to the reinstatement provisions contained in Section 20, remain in full force and effect until the Business Day following the date on which both (a) all Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full and (b) the Final Date shall have occurred; provided, however, that the agreements set forth in Section 7 or Sections 13, 14 and 20 shall be continuing and shall survive any termination of this Agreement.

SECTION 12 No Implied Waiver; Cumulative Remedies.

No course of dealing and no delay or failure of any Indemnified Party in exercising any right, power or privilege under the Transaction Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Indemnified Parties under the Transaction Documents are cumulative and not exclusive of any rights or remedies which such Indemnified Party would otherwise have.

SECTION 13 Governing Law; Submission to Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 14 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF ANY INDEMNIFIED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

SECTION 15 Survival.

All representations and warranties of the Parent contained herein or made in connection herewith shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement, any investigation by any Indemnified Party, the purchase, repurchase or payment of any Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 9). The covenants and agreements contained in or given pursuant to this Agreement shall continue in full force and effect until the termination of this Agreement as provided in Section 11 and thereafter, to the extent provided in such Section.

SECTION 16 Entire Agreement.

This Agreement and the other Transaction Documents to which the parties hereto are a party contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof.

SECTION 17 Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without in any manner affecting the validity, legality or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economics of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 18 Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 19 Set-Off.

Except as expressly set forth herein, no party to this Agreement shall be entitled to set off any of its liabilities or obligations under this Agreement or any of the Transaction Documents against the liabilities or obligations of any other party to this Agreement or the other Transaction Documents, and all payment by any such party under this Agreement and the other Transaction Documents shall be made free of any such set off or counterclaim.

SECTION 20 Payments Set Aside.

To the extent that the Parent makes a payment to any Indemnified Party or its assigns or any Indemnified Party or its assigns exercise rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Parent, a trustee, a receiver or any other Person under any Law, including any bankruptcy or insolvency law or any common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 20 shall survive the termination of this Agreement.

SECTION 21 Patriot Act.

Each Indemnified Party (for itself and not as agent) hereby notifies the Parent that pursuant to the requirements of the Patriot Act, such Indemnified Party may be required to obtain, verify and record information that identifies the Parent, which information includes the name, address, tax identification number and other information regarding the Parent that will allow such Indemnified Party to identify the Parent in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act. The Parent agrees to provide to each Indemnified Party, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

[Signature pages follow]

IN WITNESS WHEREOF, the Parent has caused this Agreement to be duly executed and delivered by its officer(s) thereunto duly authorized as of the date first above written.

KELLOGG COMPANY

By:	/s/ JOEL A. VANDERKOOI
Name: Joel A. Vanderkooi
Title: Vice President and Treasurer

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND CONSENTS TO THE PROVISIONS OF THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN. COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

By:	/s/ THOMAS GIUNTINI
Name: Thomas Giuntini
Title: Executive Director

By:	/s/ RAYMOND DIZON
Name: Raymond Dizon
Title: Executive Director

[Signature Page to Performance Undertaking Agreement]